SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 1, 2010
Date of Report (date of earliest event reported)

SIN HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Colorado	000-49752	84-1570556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 Union Street, Suite 4500
Seattle, WA 98101
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 838-9735

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 1, 2010, James Vandeberg (“Mr. Vandeberg”) submitted his resignation as President of SIN Holdings, Inc. (the “Company”), effective as of 9:00 a.m. PDT on September 1, 2010.  Mr. Vandeberg will remain as Chief Financial Officer, Secretary and Director of the Company.  Mr. Vandeberg’s resignation as President does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

On September 1, 2010 the Board of Directors (the “Board”) appointed James Vandeberg to the position of Vice President.  The Board also confirmed that Mr. Vandeberg will maintain his positions as Chief Financial Officer and Secretary of the Company.

On September 1, 2010, the Board appointed Marhsall Diamond-Goldberg (“Mr. Diamond-Goldberg”) to its Board and to the position of President.   Mr. Diamond-Goldberg is a professional geologist with over 28 years of experience in the oil and gas sector.  He is currently the President of OTC listed JayHawk Energy Inc. as well as the President of BK Energy Canada Corp.  He holds board seats with both companies as well.  He also holds a position as director of TSX listed public company, International Sovereign Energy Corp. He was, the President, co-founder and director of Manhattan Resources Ltd., a TSE listed and publicly traded junior oil and gas production and exploration company between 1997 and 2001 and subsequently held the same post at Trend Energy Inc. and Strand Resources Ltd., both private oil and gas producers, which he took from zero production to 600 BOE/d and 300 BOE/d respectively before their sales in May 2004 to Starpoint Energy Ltd. and in 2008 to Villanova Energy Inc.  Prior co-founding Manhattan, he was a co-founder and Vice-President of Exploration of Mercury Energy Corp., a private oil and gas production and exploration company.  Mercury was sold to Tethys Energy Corp., a TSE listed public company in October of 1997.   Mr. Diamond-Goldberg held senior geological posts with Imperial Oil Resources Ltd., Texaco Canada Resources Ltd., Tiber Energy Corporation and Suncor Energy Ltd. prior to co-founding Manhattan.   Mr. Diamond-Goldberg holds a Bachelor of Science in Geology and a Bachelor of Arts in Political Science, both from the University of Alberta in Edmonton.

The Board does not expect to name Mr. Diamond-Goldberg to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2010	SIN HOLDINGS, INC.
/s/ James Vandeberg
By:
James Vandeberg Chief Financial Officer, Secretary and Director